                                                                    Exhibit 1.2

                         DATED ___________ AUGUST, 2000



                                   PEARSON PLC



                                     - AND -



                           GOLDMAN SACHS INTERNATIONAL



                                     - AND -



                                 CAZENOVE & CO.





                        -----------------------------

                               AMENDING AGREEMENT

                          TO AN UNDERWRITING AGREEMENT

                        -----------------------------





                                Slaughter and May
                              35 Basinghall Street
                                 London EC2V 5DB

THIS AGREEMENT is made on      August, 2000

BETWEEN:

(1) PEARSON PLC (registered in England with number 53723) whose registered office is at 3 Burlington Gardens, London W1X 1LE (the "COMPANY");

(2) GOLDMAN SACHS INTERNATIONAL of Peterborough Court, 133 Fleet Street, London EC4A 2BB ("GOLDMAN SACHS"); and

(3)   CAZENOVE & CO. of 12 Tokenhouse Yard, London EC2R 7AN ("CAZENOVE").


WHEREAS:

(A) Goldman Sachs and Cazenove agreed, on the terms and subject to the conditions contained in an underwriting agreement (the "Underwriting Agreement") dated 31st July 2000, to underwrite the Rights Issue (as such term is defined in the Underwriting Agreement).

(B) The parties to the Underwriting Agreement have agreed to amend the Underwriting Agreement.

WHEREBY IT IS AGREED AS FOLLOWS:

1. Clause 1.1 of the Underwriting Agreement shall be amended as follows:

   (A) New definitions shall be inserted as follows:

            "Canadian Holders"         means Qualifying Holders with
                                       registered addresses in Canada or any
                                       of its provinces;

            "Dutch Holders"            means Qualifying Holders with
                                       registered addresses in the
                                       Netherlands;

            "French Holders            means Qualifying Holders with
                                       registered addresses in France;

            "South African Holders"    means Qualifying Holders with
                                       registered addresses in the Republic
                                       of South Africa;"

   (B) The definition of "New Shares" shall be amended to read as follows:

            "New Shares"               means the 170,528,278 New Ordinary
                                       Shares to be allotted pursuant to the
                                       rights issue;"

2.    A new clause 3.6 shall be added to the Underwriting Agreement as follows:

      "3.6  The Company shall comply with the terms and provisions set out in
            SCHEDULE 3. The Underwriters shall not be entitled to rescind this Agreement or treat it as terminated (and shall accordingly remain bound to perform all the obligations and services which are the subject of this agreement on the terms set out in this agreement) in the event of a breach of this CLAUSE 3.6 or
            SCHEDULE 3 but shall be entitled to claim damages or exercise any other right, power or remedy, in each case subject to the foregoing, under this Agreement or as otherwise provided in law."

3. The following wording shall be inserted at the beginning of clause 4.3 of the Underwriting Agreement:

      "The conditions set out in CLAUSES 4.1 (C), (F) AND (G) shall be deemed to have been fulfilled, if they have not been invoked by the Underwriters giving written notice to the Company, by the earlier of 3.00 p.m. on the second Dealing Day after the Acceptance Date and the time at which the Underwriters instruct the Brokers no longer to endeavour to procure any subscribers in accordance with CLAUSE 7.6."

4. Clause 4.3(B) of the Underwriting Agreement shall be amended by inserting "and CLAUSE 3.6 and Sections [3] (Covenants) and [5] (Indemnities) of
      SCHEDULE 3" after the words "CLAUSES 11 AND 12".

5. The existing clause 5.1 of the Underwriting Agreement will be deleted and replaced with the following:

      "5.1 The Company will provide such documents and notifications and pay such fees to the Australian Securities Commission (and shall do so by not later than such dates) as are necessary to ensure that the Circular and the Provisional Allotment Letters can be sent to Qualifying Holders with registered addresses in the Commonwealth of Australia, its territories or possessions in compliance with Australian law."

6. The reference in clause 5.2 of the Underwriting Agreement to "North American Holders" shall be changed to "Canadian Holders, French Holders, Irish Holders, South African Holders or Dutch Holders".

7. A new clause 5.3 shall be inserted in the Underwriting Agreement as follows and the existing clauses 5.3 and 5.4 shall be renumbered 5.4 and
      5.5 respectively:

      "5.3  The Company will not send the Circular to North American
            Holders. Provisional Allotment Letters will only be sent to North American Holders once (i) each of the Registration Statement (as defined in SCHEDULE 3) and the ADR Registration Statement (as defined in SCHEDULE 3) has become effective and
            (ii) the due diligence opinions from Sullivan & Cromwell and Morgan, Lewis & Bockius have been delivered [and such Provisional Allotment Letters shall be sent in accordance with the provisions of the Supplemental Agreement (as defined in SCHEDULE 3)."

8. In clause 7.2 (in both places in which it occurs) and clause 7.7 of the Underwriting Agreement, the following words shall be deleted:

      "(save that individual amounts of less than (pound)3.00 per holding shall not be so paid but shall be retained by the Company)".

9.    A new clause 8.4 shall be inserted as follows:

      "8.4 For the avoidance of doubt, nothing in this Agreement shall oblige the Underwriters to:

            (i) subscribe for, or to procure subscribers for, ADR or ADSs (each as defined in SCHEDULE 3) or to purchase, or endeavour to procure purchasers for, ADRs or ADSs (each as defined in SCHEDULE 3); or

            (ii) to convert, or procure the conversion of, any amount from pounds sterling into any other currency or to account for, or pay to, any other person any sum in a currency other than pounds sterling."

10. In clause 10.4 of the Underwriting Agreement the words "and in SECTION [2] of SCHEDULE 3" shall be inserted after the words "CLAUSE 10.1".

11.   A new clause 12.5 will be inserted as follows:

      "12.5 No Indemnified Person will bring a claim or seek indemnification pursuant to CLAUSE 12.3 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) to the extent that the same are the subject of the indemnities set out in Section [5(A)] of
            Schedule 3 but will instead bring such claim or seek such indemnification under the indemnity contained in SECTION [5(A)] of
            SCHEDULE 3."

12. The following words will be inserted into Clause 16 after the words "This Agreement":

      "with the exception of SCHEDULE 3".

13. A new schedule 3 in the form of the Schedule to this Agreement shall be inserted in the Underwriting Agreement.

14.   All other provisions of the Underwriting Agreement will remain unchanged.

IN WITNESS whereof the parties hereto have entered into this Agreement the day and year first before written.

                                   SCHEDULE 3

          PROVISIONS RELATING TO THE US RIGHTS ISSUE AND UNDERWRITING(1)

            The provisions set forth in this SCHEDULE 3 relate solely and exclusively to the Underwriters' activities in connection with the US Offering. No breach or inaccuracy of any representation or warranty of the Company contained herein, nor any breach of any covenant of the Company contained in the SCHEDULE 3, shall relieve the Underwriters of, or in any way affect, the obligations of the Underwriters under the Agreement.

1.    DEFINITIONS

      In addition to the definitions in CLAUSE 1 of this Agreement, in this
      SCHEDULE 3, the following expressions shall, unless the context otherwise requires, have the following meanings:-

       "Act"                          The United States Securities Act of
                                      1933, as amended

       "ADSs"                         The American Depositary Shares
                                      representing the Ordinary Shares

       "ADRs" The American Depositary Receipts issued by the Depositary and evidencing the ADSs

       "ADR Registration Statement"   The registration statement on Form F-6,
                                      including all exhibits thereto,
                                      relating to the ADRs, as amended at the
                                      time it becomes effective

       "ADS Rights"                   The transferable rights to subscribe
                                      for New ADSs, pursuant to the terms of
                                      the Rights Agency Agreement in
                                      connection with the Rights Issue

       "ADS Subscription Agent"       The Bank of New York

       "Agreement"                    The underwriting agreement entered into
                                      among the Company and the Underwriters,
                                      dated July 31, 2000, as amended by a
                                      supplemental agreement dated August 8,
                                      2000

       "Authorized Agent"             Pearson Inc., New York, New York

       "Commission"                   The United States Securities and
                                      Exchange Commission

       "Deposit Agreement"            The deposit agreement, dated as of
                                      March 21, 1998 and as amended and
                                      restated as of August 8, 2000, among
                                      the Company, the Depositary and holders
                                      from time to time of ADRs

       "Depositary"                   The Bank of New York

--------
1 For the avoidance of doubt, this SCHEDULE 3 is divided into "SECTIONS" whereas the Agreement is divided into "CLAUSES".

       "Exchange Act"                 The United States Securities Exchange
                                      Act of 1934, as amended

       "Governmental Agency"          Any court or governmental agency or body

       "Investment Company Act"       The United States Investment Company
                                      Act of 1940, as amended

       "NCS"                          National Computer Systems, Inc.

       "New ADSs"                     The New ADSs to be offered pursuant to
                                      the terms of the Rights Agency Agreement

       "NYSE"                         The New York Stock Exchange

       "PFIC"                         Passive Foreign Investment Company

       "Registration Statement"       The registration statement on Form F-1
                                      in respect of the Ordinary Shares and
                                      ADSs, including the US Prospectus
                                      relating to the US Offering and all
                                      exhibits thereto, as amended at the
                                      time it becomes effective

       "Rights Agency Agreement"      The agreement entered into between the
                                      Company and The Bank of New York dated
                                      August 8, 2000 relating to the issue of
                                      ADS Rights

       "US Offering"                  The Rights Issue in the United States
                                      and the reoffering of unsubscribed
                                      shares in the US by the Underwriters

       "US Prospectus"                The prospectus included in the
                                      Registration Statement, in the form
                                      first filed with the Commission
                                      pursuant to Rule 424(b) under the Act

       "Underwritten Shares"          The Ordinary Shares that the
                                      Underwriters are required to take up
                                      pursuant to CLAUSE 8.2 of the Agreement

       "Underwriters"                 Goldman Sachs and Cazenove and their
                                      respective US broker-dealer affiliates who are acting as selling agents in connection with the US Offering.




2.    REPRESENTATIONS AND WARRANTIES

      In addition to the representations, warranties and undertakings referred to in CLAUSES 3 AND 10, of this Agreement, the Company represents and warrants to, and agrees with, each of the Underwriters that:-

      (A) The Registration Statement has been filed with the Commission; the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters, have been declared effective by the Commission in such form; no other document with respect to the Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission;

      (B) The Registration Statement conforms, and the US Prospectus and any further amendments or supplements to the Registration Statement or the US Prospectus will conform, at the time of the applicable effective date in the case of the Registration Statement and any amendment and as of the date of the US Prospectus and any supplement thereto, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the US Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the US Prospectus, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

      (C) An ADR Registration Statement has been filed with the Commission; the ADR Registration Statement in the form heretofore delivered to the Underwriters has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the ADR Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and the ADR Registration Statement when it became effective conformed, and any further amendments thereto will conform as of their effective date, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

      (D) This Agreement, the Deposit Agreement and the Rights Agency Agreement have been duly authorized, executed and delivered by the Company, and constitute valid and legally binding agreements of the Company, and (insofar as the Agreement is governed by English law) such agreements are enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of the ADS Rights and the underlying ADRs evidencing ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADS Rights and underlying ADRs will be duly and validly issued and the persons in whose names the ADS Rights are issued and the ADRs are registered will be entitled to the rights specified therein, in the Deposit Agreement and the Rights Agency Agreement; and the Deposit Agreement, the Rights Agency Agreement, the ADS Rights and the ADRs conform in all material respects to the descriptions thereof contained in the US Prospectus;

      (E) All dividends and other distributions declared and payable on the shares of the capital stock of the Company may, under the current laws and regulations of the United Kingdom, be paid to the Depositary in Great Britain Pounds that may be converted into foreign currency that may be freely transferred out of the United Kingdom and, except as set forth in the US Prospectus under the caption "Tax Considerations", all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the United Kingdom and are otherwise free and clear of any other tax, withholding or deduction in the United Kingdom and without the necessity of obtaining any Governmental Authorization in the United Kingdom;

      (F) The issue and sale of the New Shares and the New ADSs by the Company, any deposit of the New Shares with the Depositary against issuance of New ADRs evidencing New ADSs and the compliance by the Company with all of the provisions of this Agreement, including the terms and provisions of this SCHEDULE 3, the Deposit Agreement and the Rights Agency Agreement and - the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of the Memorandum and Articles of Association of the Company or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Group or any of their properties or, so far as the directors are aware, having made such inquiries (if any) as are reasonable, such actions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan stock, loan agreement or other agreement or instrument to which any member of the Group is a party or by which it or any of them is bound or to which any of their respective property or assets is subject except for such conflict, breach, violation or default as would not have a material adverse effect on the Group taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency is required for the issue and sale of the New Shares or the New ADSs, for the deposit of any New Shares being deposited with the Depositary against issuance of the New ADRs evidencing the New ADSs or the consummation by the Company of the transactions contemplated by this Agreement, including the terms and provisions of this SCHEDULE 3, except (A) the registration under the Act of the New Shares, the New ADSs and the New ADRs, (B) registration of the ordinary shares under the Exchange Act in connection with the listing on the NYSE, (C) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Underwriters and (D) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the United Kingdom and the United States in connection with the purchase and distribution of the New Shares and New ADSs by or for the account of the Underwriters;

      (G) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs in the US;

      (H) The statements set forth in the US Prospectus under the caption "Description of Share Capital" and "Description of American Depositary Shares", insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, and under the caption "Tax Consideration", insofar as it purports to describe the provisions of the laws and documents referred to therein, constitute a fair summary;

      (I) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act; and

      (J) The Company is not a PFIC within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC.

3.    COVENANTS

      The Company agrees with each Underwriter:-

      (A) From time to time as practicable after the Posting Date, to furnish the Underwriters with copies of the US Prospectus in London in such quantities as they may reasonably request. If any events shall have occurred as a result of which the US Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such US Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the US Prospectus in order to comply with the Act, to notify the Underwriters and, at any time prior to the date 10 business days, but in no event later than October 7, 2000, following the Acceptance Date upon request of the Underwriters, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended US Prospectus or a supplement to the US Prospectus which will correct such statement or omission or effect such compliance;

      (B) To use its best efforts to list, subject to notice of issuance, the ADSs on the NYSE. If the ADSs are not listed on the NYSE, to use its best efforts to qualify the Shares or ADSs under the securities laws of such jurisdictions as the Underwriters may request;

      (C) That it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares and ADSs under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the ADR Registration Statement, and the US Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Deposit Agreement, the Rights Agency Agreement, any Blue Sky Memorandum, and any other documents in connection with the offering, purchase, sale and delivery of the New Shares and New ADSs in the United States; (iii) any expenses in connection with the qualification of the New Shares and New ADSs for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the ADSs on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the New Shares and New ADSs; (vi) the reasonable fees and disbursements of the Underwriters' counsel in connection with the transactions contemplated hereby; (vii) all expenses and taxes, other than the 1.5% UK tax described in the US Prospectus, arising as a result of the deposit by the Company of the New Shares with the Depositary and the issuance and delivery of the New ADRs evidencing New ADSs in exchange therefor by the Depositary in connection with exercise of rights pursuant to the Rights Issue; (viii) the fees and expenses (excluding any applicable taxes but including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, and ADS Subscription Agent under the Rights Agency Agreement other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters, in connection with the initial purchase of ADSs and the Shares); (ix) the fees and expenses of the Authorized Agent; (x) the cost of preparing the ADRs; (xi) the cost and charges of any transfer agent or registrar; and (xii) all other costs and expenses of the Company incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Section 5 hereof, the Underwriters will pay all of their own costs and expenses, stock transfer taxes on resale of any of the New Shares and New ADSs by them, and any advertising expenses connected with any offers they may make.

4.    DOCUMENTS TO BE DELIVERED ON POSTING DATE

      The following documents are to be delivered to the Underwriters in form and substance satisfactory to the Underwriters on the Posting Date and the Company agrees that none of the US Prospectus, the Provisional Allotment Letters or warrants evidencing ADS Rights will be posted to US shareholders until such documents have been delivered:-

      (A)   Opinions of Sullivan & Cromwell, counsel for the Underwriters;

      (B)   An opinion of Morgan Lewis & Bockius, US counsel for the Company;

      (C) An opinion of Freshfields Bruckhaus Deringer, English counsel for the Company;

      (D) An opinion of Emmet, Marvin and Martin, counsel for the Depositary and the ADS Subscription Agent;

      (E) An opinion of Slaughter and May, English counsel for the Underwriters;

      (E) A letter or letters from PricewaterhouseCoopers, accountants for the Company;

      (F)   A letter or letters from Ernst & Young, accountants for NCS;

5.    INDEMNITIES

      (A) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement or the US Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADR Registration Statement or the US Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

      (B) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement or the US Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADR Registration Statement or the US Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

      (C) Promptly after receipt by an indemnified party under subsection (A) or (B) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (D) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (A) or (B) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Ordinary Shares and ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (C) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Ordinary Shares and ADSs (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters with respect to the Ordinary Shares and ADSs. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this this subsection (D) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (D). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (D) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (D), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Ordinary Shares and ADSs underwritten by it and distributed to the public in the US were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (D) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (E) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 5 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

      (F) This Section 5 shall be the exclusive provision under the terms of the Agreement pertaining to indemnification and contribution arising out of the Registration Statement, the ADR Registration Statement or the US Prospectus, and no person entitled to indemnification or contribution hereunder shall have the right to proceed under any other provision of the Agreement in respect of such documents.

6.    SURVIVAL OF PROVISIONS

      The respective indemnities, agreements, representations and warranties of the Company and the several Underwriters, as set forth in this SCHEDULE 3, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or any officer or director or controlling person of the Company, or any controlling person, and shall survive delivery of and payment for the Underwritten Shares.

7.    BINDING EFFECT

      The provisions of this Schedule 3 shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and to that extent provided in Sections 5 and 6 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the New Shares or New ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

8.    GOVERNING LAW AND SUBMISSION TO JURISDICTION

      THE TERMS AND PROVISIONS OF THIS SCHEDULE 3 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon the terms and provisions of this SCHEDULE 3 or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed an Authorized Agent upon whom process may be served in any such action arising out of or based on this
      SCHEDULE 3 or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

SIGNED BY                  )
duly authorised for and    )
on behalf of               )
PEARSON PLC                )






SIGNED BY                  )
duly authorised for and    )
on behalf of GOLDMAN       )
SACHS INTERNATIONAL        )






SIGNED BY                  )
duly authorised for and    )
on behalf of               )
CAZENOVE & CO.             )